UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2011
Date of Report (Date of earliest event reported)

NATURALLY ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-50367 (Commission File Number)	98-0359306 (IRS Employer Identification No.)

305-4420 Chatterton Way, Victoria, BC (Address of principal executive offices)	V8X 5J2 (Zip Code)

(604) 683-8582
Registrant's telephone number, including area code

Suite 402, 1008 Homer Street, Vancouver, BC, V6B 2X1
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 31, 2011, Naturally Advanced Technologies Inc. (the "Company") ratified the appointment of Jay Nalbach as Chief Marketing Officer of the Company.

Effective September 7, 2011, the Company ratified the appointment of Thomas C. Robinson as Chief Operating Officer of the Company, accepted the resignation of Jason Finnis as Chief Operating Officer of the Company and ratified the appointment of Mr. Finnis as Chief Innovation Officer.

About Jay Nalbach

Jay Nalbach has more than 16 years in the sports and fashion industries, mostly recently serving as Brand Director at adidas Group Japan KK, leading the execution of subsidiary brand Reebok's first ever 360-degree product and marketing campaigns in Japan. Before this he was Global Head of Men's Lifestyle Footwear for Reebok International. This came at the critical post-acquisition period of Reebok by adidas.

Mr. Nalbach has also held senior roles with adidas AG, including key work with Reebok, adidas Originals, Foot Locker Europe in footwear, apparel, supply chain and account management. His time with adidas, where he began in 1995, paused briefly for a nearly three-year senior role with Fila International.

About Thomas C. Robinson

Thomas C. Robinson is a 27 year veteran of the textiles industry where he was most recently Vice President of Cotton Operations Planning and Technical Support in International Textile Group's apparel division. Mr. Robinson began his textiles career in 1984 with Burlington Industries, a full service apparel solutions organization for apparel manufacturers and retailers. From 1984 to 2004 he held a number of leadership roles for the company, culminating in Executive Vice President of Manufacturing and Operations Planning. His experience included greenfield startup manufacturing facilities as well as oversight of multi-plant operations throughout the U.S., China, Mexico, India, Vietnam and Nicaragua. ITG later purchased Burlington Industries to become one of its six current companies, and positioned it alongside Cone Mills, a denim manufacturer and wholesaler. In 2004, Mr. Robinson became Vice President of Operations Planning and Customer Support at Cone, where he was responsible for global denim operations planning, customer service, technical product development and quality control. He played a key operations role in the integration of Burlington Industries and Cone Mills as they each became part of ITG.

Robinson has a BA in economics and business from North Carolina State University and an Executive Program Certificate from the University of North Carolina.

As a result of the appointment of Mr. Nalbach and Mr. Robinson as described above, the Company's current executive officers and directors are as follows:

Name	Position
Kenneth C. Barker	Chief Executive Officer and a Director
Guy Prevost	Chief Financial Officer and a Director
Jason Finnis	President, Chief Innovation Officer and a Director
Larisa Harrison	Chief Administration Officer, Secretary, Treasurer and a Director
Thomas C. Robinson	Chief Operating Officer
Jay Nalbach	Chief Marketing Officer
Miljenko Horvat	Chairman of the Board and a Director
Robert Edmunds	Director
Peter Moore	Director
Jeremy K. Jones	Director

Item 8.01     Other Events

On September 7, 2011, the Company issued a news release announcing that it has entered into a three year CRAiLAR(R) Flax fiber supply agreement with Georgia-Pacific Consumer Products LP starting September 1, 2011.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
99.1	Press Release dated September 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NATURALLY ADVANCED TECHNOLOGIES INC.
DATE: September 7, 2011	/s/ Guy Prevost Guy Prevost Chief Financial Officer and director

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